Exhibit 99.1

Accelerize Inc. Reports Financial Results FOR THE SECOND QUARTER OF 2018

Company continues to see strong momentum in sales bookings for its Journey platform

NEWPORT BEACH, Calif. – August 14, 2018 – Accelerize (OTCQB: ACLZ), a leader in marketing technology solutions, today announced financial results for the second quarter ended June 30, 2018.

Accelerize owns and operates CAKE, a marketing technology that provides a comprehensive suite of innovative marketing intelligence tools. Our powerful software-as-a-service (SaaS) platform is an enterprise solution that has been an industry standard for advertisers, agencies, networks and publishers to measurably analyze and improve digital marketing spend.

Business Highlights for Q2 2018

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Journey platform gains momentum as sales and bookings increase: The Company’s roll-out of Journey continues to gain momentum with sequential increases in revenue, sales bookings and sales pipeline growth. New customer wins in the quarter included a leading global financial services provider. Journey is the Company’s flagship cloud-based platform solution targeting large advertisers, publishers and brands, that collects and analyzes customer journey data using multi-touch attribution for marketing campaign optimization. Accelerize sees the growing sales pipeline for Journey translating into a significant high margin revenue stream that will progressively grow throughout 2018.

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Continued progress in the International marketing launch of Journey: The Company launched its international marketing efforts for the Journey platform in Q1 2018 leading to growth in both Journey related revenue and sales bookings in Q2. With its international sales pipeline growth continuing to accelerate, the Company sees significant market potential for Journey outside the US.

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Completed General Data Protection Regulation (GDPR) compliance readiness strategy: The Company completed its GDPR compliance readiness strategy ahead of the deadline established in the new regulation designed to protect the data of all European Union citizens. The Company also secured its Type 1 SOC 2 certification to help define an information and security policy and procedure. While the GDPR has caused significant uncertainty in the EU marketplace that the Company believes resulted in a 25% reduction in EU revenue related to lower transaction volumes, it sees the demonstration of its ongoing resource commitment to regulatory compliance leading to a reacceleration of growth in the second half of 2018 as companies become more accustomed to operating within the regulatory guidelines.

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Migration from certain non-core customer relationships: During the first half of 2018, the Company decided to migrate from certain non-core customer relationships through termination or non-renewal. The Company believes this will enable it to more effectively utilize its resources in higher margin areas of its CAKE and Journey platforms. This decision, coupled with the temporary effects of the implementation of GDPR regulation in the EU, led to a 10% decline in quarter over quarter revenues. Margins were also negatively affected by increased hosting costs in the quarter. The Company sees the addition of new Journey sales, an improving European market, and steps that have been taken in the quarter to reduce hosting costs leading to an increase in margins in the second half of 2018.

“We are excited about the positive momentum we are building in the rollout of Journey with both our current and new customers,” said Brian Ross, Chairman and CEO of Accelerize. “We believe that our investment in getting out ahead of the GDPR compliance curve will pay future dividends as companies adjust to the new regulatory environment in the EU. While moving away from certain customer relationships negatively impacted revenue in the short term, we believe it has enabled us to utilize those resources in an effort to drive higher margin revenue growth that will become more evident in the second half of 2018. We look forward to the continued expansion of our Journey rollout both here and abroad as we work to unlock the value of our SaaS platforms for the benefit of our shareholders.”

Financial Highlights for Q2 2018

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Revenues: Total revenues for Q2 2018 were $5.4MM compared to $6.0MM in Q2 2017. Software Licensing revenue was $4.5MM with overage revenue of $679K in Q2 2018, compared to $4.9MM with overage revenue of $859K in Q2 2017. The decline in revenue was a result of the Company’s decision to terminate a major customer relationship as well as a decrease in revenue related to the temporary uncertainty surrounding the new GDPR regulation implemented in the EU. Other revenue, consisting primarily of professional service fees and other partner revenue, was $233K in Q2 2018 compared to $243K in Q2 2017. The Company anticipates future revenues to be driven by new customer adoption of its Journey platform, as well as ongoing organic growth, and international expansion.

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Operating Loss: The Company recorded an operating loss of ($1.0MM) in Q2 2018 compared to operating loss of ($340K) in Q2 2017, primarily a result of a $700K decrease, or 19.3% decrease, in gross profit partially offset by a slight reduction in operating expenses. Gross margin was 54.3%, a 6.3% percentage point decline compared to 60.5% in Q2 2017. The decrease in margin and gross profit was mainly due to a decrease in revenue coupled with a $97K increase in web hosting costs. The Company expects gross profit and gross margin to improve in the second half of 2018 as new higher margin revenue is added from Journey customers and certain hosting costs decrease beginning in Q3.

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Net Loss: Net loss for Q2 2018 was ($1.6MM), or ($0.02) per share on 65.9 million weighted average shares outstanding, compared to a net loss of ($617K), or ($0.01) per share on 65.3 million weighted average shares outstanding in Q2 2017.

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Adjusted EBITDA: The Company recorded an Adjusted EBITDA loss of ($712K) for Q2 2018 compared to an adjusted EBITDA of $67K recorded in Q2 2017. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into the Company’s operating results (see “Use of Non-GAAP Financial Information” and the reconciliations of non-GAAP financial measures later in the press release).

“We made significant progress during the quarter on several fronts including the expansion of sales bookings for Journey, our compliance efforts with the new EU regulations, and the alignment of our resources to support more meaningful high margin growth,” said Andy Mazzarella, CFO of Accelerize. “The steps we have taken to lower hosting costs after the completion of our data migration and hosting capacity expansion have already begun to flow through our system in the third quarter which should have a positive effect on overall costs moving forward. While regulatory uncertainty in Europe and our decision to move away from certain customer relationships had a negative impact on this quarter’s results, we are confident that our EU compliance commitment and strong sales pipeline for Journey will add higher margin revenue leading to improvements in our overall financial performance in the second half of the year.”

About Accelerize Inc.

Accelerize Inc. (OTCQB: ACLZ) offers marketing technology solutions that revolutionize the way advertisers leverage their digital advertising data. For more information, visit www.accelerize.com.

Use of Forward-looking Statements

This press release may contain forward-looking statements from Accelerize Inc. within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, when Accelerize Inc. describes the benefits and impact of Journey including contributing higher margin revenue growth, the market opportunity from Journey, expected improvement in revenue growth, the growth of future revenues, expected improvements in gross profit and gross margin, expected improvements in financial performance, and uses other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, Accelerize Inc. is using forward-looking statements. These forward-looking statements are based on the current expectations of the management of Accelerize Inc. only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in technology and market requirements; our technology may not be validated as we progress further; we may be unable to retain or attract key employees whose knowledge is essential to the development of our products and services; unforeseen market and technological difficulties may develop with our products and services; inability to timely develop and introduce new technologies, products and applications; or, loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Accelerize Inc. to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Accelerize Inc. undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Accelerize Inc., reference is made to Accelerize Inc.’s reports filed from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Information

Accelerize Inc. provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Accelerize Inc.’s financial performance the Company has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Accelerize Inc. uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Specifically, management is excluding the following items from its non-GAAP Adjusted EBITDA calculation:

Stock-Based Compensation and Warrant Expenses: The Company’s compensation strategy includes the use of stock-based compensation and warrants to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation and warrant expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Media Contact

Brittany Christopher

PR@getCAKE.com

(949) 548-2253 x 257

Investor Contact

Ascendant Partners, LLC

Richard Galterio

Rich@ascendantpartnersllc.com

(732) 410-9810

ACCELERIZE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS

Current Assets:
Cash	$1,021,833	$166,883
Restricted cash	50,000	50,000
Accounts receivable, net of allowance for bad debt of $135,343 and $471,144, respectively	2,898,828	2,692,636
Prepaid expenses and other assets	518,557	548,343
Total current assets	4,489,218	3,457,862

Property and equipment, net of accumulated depreciation of $797,778 and $775,152, respectively	72,833	69,405
Intangible assets, net of accumulated amortization of $2,833,350 and $2,512,203, respectively	4,354,377	3,925,523
Other assets	110,735	123,124
Total assets	$9,027,163	$7,575,914

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$2,455,181	$2,479,083
Deferred revenues	716,330	299,937
Credit facility, short term	3,411,787	3,055,812
Other short-term loan, net of unamortized deferred financing cost of $0 and $0, respectively	-	1,224,194
Total current liabilities	6,583,298	7,059,026
Credit facility, net of unamortized deferred financing cost of $1,440,601 and $245,584, respectively	6,119,381	4,402,988
Other loan, related party net of unamortized deferred financing cost of $197,103 and $0, respectively	352,897	-
Other loan net of unamortized deferred financing cost of $519,636 and $82,868, respectively	930,364	267,938
Other liabilities	850,000	1,062,500
Total liabilities	14,835,940	12,792,452

Stockholders' Deficit:
Series A Preferred stock; $0.001 par value; 54,000 shares authorized; None issued and outstanding.	-	-
Series B Preferred stock; $0.001 par value; 1,946,000 shares authorized; None issued and outstanding.	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 65,939,709 and 65,939,709 shares issued and outstanding, respectively	65,938	65,938
Additional paid-in capital	28,543,529	26,301,748
Accumulated deficit	(34,363,187)	(31,542,684)
Accumulated other comprehensive loss	(55,057)	(41,540)

Total stockholders’ deficit	(5,808,777)	(5,216,538)

Total liabilities and stockholders’ deficit	$9,027,163	$7,575,914

ACCELERIZE INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three-month periods ended		Six-month periods ended
	June 30,		June 30,
	2018	2017	2018	2017

Revenues:	$5,397,678	$5,994,154	$11,390,426	$11,950,878
Cost of revenue	2,469,136	2,365,364	4,822,996	3,910,709
Gross profit	2,928,542	3,628,790	6,567,430	8,040,169

Operating expenses:
Research and development	987,776	1,133,437	2,110,399	2,176,556
Sales and marketing	1,061,708	1,083,303	2,232,192	2,299,793
General and administrative	1,906,277	1,751,672	3,906,163	3,677,914
Total operating expenses	3,955,761	3,968,412	8,248,754	8,154,263

Operating loss	(1,027,219)	(339,622)	(1,681,324)	(114,094)

Other income (expense):
Interest income	25	1,042	786	742
Interest expense	(536,850)	(278,129)	(1,139,965)	(558,581)
Total other (expenses)	(536,825)	(277,087)	(1,139,179)	(557,839)

Net loss	$(1,564,044)	$(616,709)	$(2,820,503)	$(671,933)

ACCELERIZE INC.

UNAUDITED RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three-month periods ended		Six-month periods ended
	June 30,		June 30,
	2018	2017	2018	2017
GAAP Net loss	$(1,564,044)	$(616,709)	$(2,820,503)	$(671,933)
EBITDA Calculation
Interest	519,879	254,792	1,096,034	511,189
Depreciation-US	7,449	31,437	17,552	64,706
Depreciation-UK	4,204	2,638	8,160	4,824
Amortization	216,146	181,531	321,146	315,103
EBITDA:	$(816,366)	$(146,311)	$(1,377,611)	$223,889
Stock-based compensation expense	37,618	87,838	75,921	181,671
Warrant expense	66,514	125,867	127,564	251,734
Adjusted EBITDA:	$(712,234)	$67,394	$(1,174.126)	$657.294